Rule 424(b)(2)
			Registration No. 333-75723


PRICING SUPPLEMENT NO. 2 dated May 4, 1999
to Prospectus Supplement dated April 30, 1999
and Prospectus dated April 30, 1999

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series F
	      Due Nine Months or More From the Date of Issue
		(Fixed Rate)

Cusip No.:  		52517PPZ8

Principal Amount:  	$300,000,000

Price to Public:  		99.991%

Agent's Commission:  	0.346%

Original Issue Date:  	05/07/99

Interest Rate Per Annum: 	6.375%

Interest Payment Dates:  	02/15, 08/15, commencing 08/15/99

Maturity Date:  		05/07/02


Lehman Brothers Holdings Inc.

By:________________________
Name: Kathryn M. Bopp Flynn
Title: Senior Vice President